UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2013 (October 18, 2013)

GASTAR EXPLORATION LTD.
GASTAR EXPLORATION USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	001-32714	98-0570897
Delaware	001-35211	38-3531640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas		77010
(Address of principal executive offices)		(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1-LA/547960.2

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 2 to Second Amended and Restated Credit Agreement

On October 18, 2013, Gastar USA, together with the parties thereto, entered into the Agreement and Amendment No. 2 (“Amendment No. 2”) to Second Amended and Restated Credit Agreement, dated as of June 7, 2013, among Gastar USA, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender and issuing Lender, and the Lenders named therein (the “Revolving Credit Facility”). Amendment No. 2 amended the Revolving Credit Facility to, among other things, (i) increase the aggregate principal amount of indebtedness (as defined therein) permitted to be incurred, (ii) allow for the issuance by Gastar USA of a new series of preferred stock and (iii) increase the aggregate amount of cash dividends permitted to be paid to preferred stockholders.

A copy of Amendment No. 2 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and hereby filed. The description of Amendment No. 2 in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is a list of exhibits furnished as part of this Form 8-K.

Exhibit No.        Description of Document

10.1
Agreement and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 7, 2013, among Gastar Exploration USA, Inc. as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender and issuing Lender, and the Lenders named therein .

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT LIST

Exhibit No.        Description of Document

10.1
Agreement and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 7, 2013, among Gastar Exploration USA, Inc. as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swing Line Lender and issuing Lender, and the Lenders named therein .